                                                                    EXHIBIT 99.2


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated effective as of July 1, 1998 (the "Effective Date"), is among CRAFTMADE INTERNATIONAL, INC., a Delaware corporation, DUROCRAFT INTERNATIONAL, INC., a Texas corporation, TRADE SOURCE INTERNATIONAL, INC., a Delaware corporation (jointly and severally, the "Borrower"), C/D/R INCORPORATED, a Delaware corporation ("C/D/R"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly named TEXAS COMMERCE BANK, NATIONAL ASSOCIATION), as agent (the "Agent"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly named TEXAS COMMERCE BANK, NATIONAL ASSOCIATION) and FROST NATIONAL BANK (formerly known as OVERTON BANK AND TRUST) (collectively, the "Lenders").

                              PRELIMINARY STATEMENT

         The Agent, the Lenders and the Borrower are parties to a Credit Agreement dated as of May 30, 1996 as amended by a First Amendment dated as of October 8, 1996 and a Second Amendment dated as of November 1, 1997 (as so amended, the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment shall have the same meanings herein as in the Credit Agreement.

         The Agent, the Lenders and the Borrower have agreed to amend the Credit Agreement to the extent set forth herein, in connection with the merger of Trade Source International, Inc., a California corporation, with and into Trade Source International, Inc., a Delaware corporation and a wholly-owned subsidiary of Craftmade International, Inc.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Agent, the Lenders and the Borrower hereby agree as follows:

         Section 1. Addition of Definitions. The following definition is added to Section 1 of the Credit Agreement:

                  "Borrower" mean Craftmade International, Inc., a Delaware corporation, Durocraft International, Inc., a Texas corporation, and Trade Source International, Inc., a Delaware corporation, jointly and severally.

                  "Chase" means Chase Bank of Texas, National Association, a national banking association.

                  "Craftmade Security Agreement" means the Security Agreement of Craftmade in favor of the Agent and the Lenders in substantially the form of EXHIBIT D hereto, as the same may be amended, supplemented or otherwise modified from time to time.





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                  "EBITDA" means, for any period, the sum of net earnings (plus or minus any material non-recurring charges or credits) of the Borrower and its Subsidiaries on a consolidated basis plus each of the following, to the extent actually deducted in arriving at such net earnings: (a) depreciation and amortization, (b) Interest Expense, and
         (c) Tax Expense. Provided, however, that for periods on and after July 1, 1998, "EBITDA" shall include, to the extent of Trade Source's ownership interest therein (being fifty percent (50%) as of July 1, 1998), the foregoing income statement items with respect to Prime Home notwithstanding that Prime Home would not properly be categorized in accordance with GAAP as a consolidated Subsidiary of Craftmade. Provided, further, however, that in respect of periods on and after July 1, 1997 and before July 1, 1998, the "EBITDA" of Trade Source, on a consolidated basis, shall be deemed to be $166,667 per month.

                  "Hong Kong Companies" means Elitex Development Limited, a Hong Kong private company limited by shares, and TSI Prime Asia Limited, a Hong Kong private company limited by shares.

                  "Prime Home" means Prime Home Impressions, LLC, a North Carolina limited liability company.

                  "Stock Pledge Agreement" means the Stock Pledge Agreement of Craftmade in favor of the Agent and the Lenders in substantially the form of EXHIBIT K hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Trade Source" means Trade Source International, Inc., a Delaware corporation, which is the surviving corporation in the merger of Trade Source International, Inc., a California corporation, with and into it, and which also is a wholly-owned subsidiary of Craftmade International, Inc.

                  "Trade Source Security Agreement" means the Security Agreement of Trade Source in favor of the Agent and the Lenders in substantially the form of EXHIBIT L hereto, as the same may be amended, supplemented or otherwise modified from time to time.

Consistent with the added definition of "Borrower," Trade Source shall upon the effectiveness of this Amendment become a Borrower for all purposes, as if it were the same as of May 30, 1996 (being the date of the Credit Agreement prior to any amendments thereto). In connection with the added definition of "Chase," all references in the Loan Documents to "Texas Commerce Bank" (e.g., in the definition of "Prime Rate") are hereby amended to be references to "Chase." In connection with the added definition of "EBITDA," all references in the Loan Documents to "EBDIT" are hereby amended to be references to "EBITDA." In connection with the added definition of "Craftmade Security Agreement," all references in the Loan Documents to "Security Agreement" are hereby amended to be references to "Craftmade Security Agreement."


THIRD AMENDMENT TO CREDIT AGREEMENT - Page 2


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         Section 2.   Amendment of Definitions.  The following definitions in
Section 1 of the Credit Agreement are amended to read in their entirety as follows:

                  "Applicable Rate" means:

                  (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate minus 1/2 of one percent (.5%); and

                  (b) during the period that an Advance is a Eurodollar Advance, the Eurodollar Rate plus (i) at all times when the most recent compliance certificate delivered in accordance with SECTION 7.1(C) shows that the Funded Debt to EBITDA Ratio is less than 1.25 to 1.0, one and one-quarter percent (1.25%), and (ii) at all times when the most recent compliance certificate delivered in accordance with SECTION 7.1(C) shows that the Funded Debt to EBITDA Ratio is greater than or equal to 1.25 to 1.0, one and one-half percent (1.5%).

                  "Collateral" includes all of the collateral covered by the Craftmade Security Agreement, the Durocraft Security Agreement, and the Trade Source Security Agreement, all of the issued and outstanding capital stock of Durocraft, Trade Source and C/D/R, pledged to the Agent and the Lenders pursuant to the Stock Pledge Agreement, the issued and outstanding capital stock of the Hong Kong Companies to be pledged, as soon as practical after July 1, 1998 but in any event on or before September 14, 1998, to the Agent and the Lenders (in the case of each Hong Kong Company being not more than 65% of the total issued and outstanding capital stock of such Hong Kong Company) and the Assignment of Life Insurance.

                  "Commitments" means, as to any Lender, the obligation of such Lender to make Advances thereunder in an aggregate principal amount not to exceed $7,000,000, as such amount may be reduced pursuant to SECTION
         2.7 or otherwise.

                  "Eligible Inventory" means, at any time, all inventory of finished goods and unassembled lamp parts then owned by (and in the possession or under the control of) Borrower and held for sale or disposition in the ordinary course of their business, in which the Agent, for the ratable benefit of the Lenders, has a perfected, first priority security interest, valued at the lower of actual cost or fair market value. Eligible Inventory shall not include (a) inventory that has been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding, (b) inventory with respect to which a claim exists disputing Borrower's title to or right to possession of such inventory, (c) inventory that is not in good condition or does not comply with any applicable laws, rules, or regulations or the standards imposed by any governmental authority with respect to its manufacture, use, or sale, and (d) inventory that the Agent, in its sole discretion, has determined to be unmarketable.


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         Section 3.   Deletion of Definitions.  The definitions of "Security
Agreement" and "Texas Commerce Bank" are deleted from the Credit Agreement.

         Section 4. Amendment of Section 6.18. Section 6.18 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 6.18 Security Interests and Liens. The Craftmade Security Agreement, the Durocraft Security Agreement, the Trade Source Security Agreement, the Stock Pledge Agreement and the Assignment of Life Insurance create in favor of the Agent and the Lenders valid and enforceable Liens on the Collateral described therein, securing the payment and performance of the Obligations, including without limitation, all future Advances pursuant to this Agreement and the Notes and all extensions, renewals and other modifications thereof. Upon the filing of Uniform Commercial Code Financing Statements naming Craftmade, Durocraft or Trade Source, as applicable, as debtor and the Agent as secured party in the applicable jurisdictions set forth in
         SCHEDULE 5 hereto and the release or assignment to Agent of the Liens described on SCHEDULE 6 hereto, the Liens created by the Loan Documents shall constitute perfected, first priority Liens upon the Collateral which shall be superior and prior to the rights of all third Persons now existing or hereafter arising."

         Section 5. Amendment of Section 7.1. Each reference to thirty (30) days in Sections 7.1(b), (c) and (i) of the Credit Agreement is hereby amended to be a reference to thirty-five (35) days.

         Section 6. Amendment of Section 7.10. A new sentence is hereby added to the end of Section 7.10 of the Credit Agreement, to read in its entirety as follows:

                  "Without limiting the foregoing, Borrower will use its best efforts to execute and deliver, as soon as practical after July 1, 1998 but in any event on or before September 14, 1998, (a) a stock pledge agreement satisfactory to Agent and the Lenders wherein Trade Source pledges to the Agent for the benefit of the Lenders not less than 65% of the issued and outstanding capital stock of each Hong Kong Company and (b) stock certificates necessary to perfect such pledge, each duly endorsed in blank."

         Section 7. Amendment of Section 8.1. Section 8.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 8.1 Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a) Debt to the Agent and the Lenders; and

                  (b) Existing Debt described on SCHEDULE 2 hereto; and


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                  (c) other Debt in an aggregate amount not to exceed $600,000 at any one time outstanding; and

                  (d) Debt evidenced by a guaranty, limited in principal amount to $2,000,000, executed by Borrower (whether one or more) and guaranteeing the Debt of Prime Home to a lender in connection with a revolving credit facility established on or before July 1, 1998 (and any Debt ("Refinancing Debt") the net proceeds of which are used solely to refinance, renew or replace such Debt of Prime Home; provided, that the principal amount of such Refinancing Debt does not exceed the principal amount of the Debt so refinanced, renewed or replaced).

                  Without limiting the foregoing, in addition C/D/R will not incur, create, assume or permit to exist, and will not permit any subsidiary of C/D/R to incur, create, assume or permit to exist, any Debt, except Debt in an aggregate amount not to exceed $100,000 at any one time outstanding.

                  Further without limiting the foregoing, in addition Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, contingent liabilities (determined on a consolidated basis) in excess of $500,000 at any one time outstanding (excluding contingent liabilities pursuant to the guaranties of the revolving credit facility described in clause
         (c) above, which guaranties shall in any event not exceed $2,000,000 in aggregate principal amount)."

         Section 8. Amendment of Section 8.2. A new sentence is hereby added to the end of Section 8.2 of the Credit Agreement, to read in its entirety as follows:

                  "Trade Source will not incur, create, assume or permit to exist, and will not permit any Subsidiary thereof to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, except Liens referenced in clauses (c) through (g) above, inclusive."

         Section 9. Amendment of Section 8.4. The reference to forty percent (40%) in Section 8.4 of the Credit Agreement is hereby amended to be a reference to twenty percent (20%). In addition, the last proviso of Section 8.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "provided, however, that Borrower may purchase treasury stock so long as (a) the amounts spent for such purchases, in any fiscal year, do not exceed $1,000,000 and (b) Borrower remains in compliance with the Consolidated Debt to Consolidated Tangible Net Worth Ratio as evidenced by a Treasury Stock Purchase Compliance Certificate, substantially in the form of EXHIBIT F-1 attached hereto, submitted to the Agent showing the effect of any potential treasury stock purchases contemplated by Borrower during a thirty (30) day period commencing on the earlier of
         (i) the date such Treasury Stock Purchase Compliance

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         Certificate is sent to the Agent or (ii) the date of the initial treasury stock purchase covered by such certificate."

         Section 10. Addition to Section 8.5. Three new sentences are hereby added to the end of Section 8.5 of the Credit Agreement, to read in their entirety as follows:

                  "Without limiting the foregoing, Borrower will not make, and will not permit any Subsidiary to make or suffer any Affiliate to make, any advance, loan, extension of credit or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures or other securities of any one or more of, the Hong Kong Companies or any other subsidiary of Trade Source, in excess of $400,000 at any one time outstanding in the aggregate. Further without limiting the foregoing, Borrower will not make, and will not permit any Subsidiary to make or suffer any Affiliate to make, any advance, loan, extension of credit or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures or other securities of any one or more of, Prime Home or any subsidiary thereof. In addition, Trade Source shall cause Prime Home to punctually pay any and all management and other fees due and payable from time to time by Prime Home to Trade Source."

         Section 11. Amendment of Section 9.1. Section 9.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 9.1 Consolidated Debt to Consolidated Tangible Net Worth Ratio. Borrower will at all times maintain a Consolidated Debt to Consolidated Tangible Net Worth Ratio of not greater than 2.25 to 1.0."

         Section 12. Amendment of Section 9.2. Section 9.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 9.2 Capital Expenditures. Borrower will not permit the aggregate capital expenditures of Borrower and its Subsidiaries to exceed $600,000 during any fiscal year."

         Section 13. Amendment of Section 9.3. Section 9.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 9.3 Funded Debt to EBITDA Ratio. Borrower will at all times maintain a Funded Debt to EBITDA Ratio, determined monthly with respect to the twelve most recently completed calendar months, of not greater than 2.5 to 1.0."

         Section 14. Addition of Section 9.4. A new Section 9.4 of the Credit Agreement is hereby added to read in its entirety as follows:

                  "Section 9.4 EBITDA of Trade Source. Trade Source will at all times maintain EBITDA (determined and defined for purposes of this Section 9.4 only as if Trade Source

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         were the sole Borrower) of not less than $300,000 in each fiscal quarter ending June 30th or September 30th, and not less than $200,000 in each fiscal quarter ending December 31st or March 31st, in each case on a consolidated basis but in any event including any EBITDA allocable or attributable to Trade Source's membership or other interest in Prime Home."

         Section 15. Amendment of Exhibits and Schedules. Exhibits A and F to the Credit Agreement are hereby amended in their entireties to be in the form of Exhibits A and F, respectively, attached to this Amendment. There are hereby added Exhibits K and L to the Credit Agreement, each as attached to this Amendment. The Schedules to the Credit Agreement are hereby amended in their entireties to be in the form of the Schedules attached to this Amendment.

         Section 16. Amendment of Index to Exhibits. The Index to Exhibits appearing after the signatures of the Borrower, the Agent, and the Lenders is hereby amended in its entirety to be as follows:



         Exhibit                    Description of Exhibit
         -------                    ----------------------
         A                          Note
         B                          Advance Request Form
         C                          Borrowing Base Report
         D                          Craftmade Security Agreement
         E                          Durocraft Security Agreement
         F                          Covenant Compliance Certificate
         F-1                        Treasury Stock Purchase Compliance Certificate
         G                          C/D/R Guaranty
         H                          Form of Application
         I                          Form of Assignment and Acceptance
         J                          Assignment of Life Insurance
         K                          Stock Pledge Agreement
         L                          Trade Source Security Agreement


         Section 17. Representations; No Event of Default. Borrower hereby represents and warrants to the Agent and the Lenders that:

- the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and delivered in connection with this Amendment have been authorized by all requisite corporate action on the part of Borrower and Guarantor and will not violate the certificate of incorporation or articles of incorporation (or other charter documents), as applicable, or bylaws of any of Borrower and Guarantor; and

- neither the certificate of incorporation or articles of incorporation (or other charter documents), as applicable, nor bylaws of any of Borrower and Guarantor have been amended or revoked since May 30, 1996, except as certified to the Agent and the Lenders by

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         Borrower or Guarantor contemporaneously with the execution and delivery of this Amendment; and

- the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document, are true and correct on and as of the date hereof as though made on and as of the date hereof; and

- as of the date of this Amendment, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default; and

- each of Borrower and Guarantor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

         Section 18. Conditions Precedent. The effectiveness of this Amendment shall be subject to the following conditions precedent:

- The merger of Trade Source International, Inc., a California corporation, with and into Trade Source International, Inc., a Delaware corporation and a wholly-owned subsidiary of Craftmade International, Inc., shall have become effective pursuant to the terms and conditions of that certain Merger Agreement (the "Merger Agreement") made as of July 1, 1998 by and among Craftmade International, Inc., Trade Source International, Inc., a Delaware corporation, Trade Source International, Inc., a California corporation, and the latter's shareholders identified therein; and

- Each Lender shall have received a promissory note of Borrower payable to the order of such Lender, in substantially the form of EXHIBIT A hereto, with appropriate completion, which promissory note shall be in modification, increase and replacement of (but not in extinguishment of) those certain promissory notes in the form of EXHIBIT A to the Credit Agreement, and dated as of May 30, 1996 and in the stated maximum principal amount of $6,000,000; and

- Lenders shall have received the Trade Source Security Agreement and the Stock Pledge Agreement (together with the stock certificates, duly endorsed in blank, contemplated to be pledged thereby); and

- Lenders shall have received Uniform Commercial Code financing statements or amendments executed by Trade Source, and covering such Collateral of Trade Source as the Agent may request, and Uniform Commercial Code termination statements, assignments or lien subordination agreements as the Agent may request; and

- Lenders shall have received summaries of all insurance policies required by SECTION 7.5, together with loss payable endorsements in favor of the Agent and the Lenders with respect

THIRD AMENDMENT TO CREDIT AGREEMENT - Page 8


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         to all insurance policies covering Collateral, to the extent not previously delivered to the Agent; and

- Lenders shall have received a Secretary's Certificate from the secretary or assistant secretary of Borrower and Guarantor certifying and attaching appropriate corporate resolutions regarding the transactions contemplated hereby, and statements of incumbency; and

- Lenders shall have received certified copies of the certificate of incorporation and bylaws of Trade Source International, Inc., and the memorandum of association of and other organizational documents of each of the Hong Kong Companies; and

- Lenders shall have received such other documents incidental and appropriate to the transactions provided for herein and in the Merger Agreement as Lenders or their counsel may reasonably request (including, without limitation, a copy of the opinion of Weintraub Genshlea & Sproul referenced in Section 2.7(a)(v) of the Merger Agreement, together with a letter addressed to the Agent and the Lenders stating that the Agent and the Lenders may rely on the same as if it were addressed to them specifically), and all such documents shall be in form and substance reasonably satisfactory to Lenders; and

- All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Lenders retained at the expense of Borrower.

         Section 19. Guaranty. C/D/R hereby acknowledges, consents and agrees to this Amendment and (a) acknowledges that its obligations under that certain Guaranty Agreement executed by it effective as of May 30, 1996, in favor of the Agent and the Lenders, includes a guaranty of all of the obligations, indebtedness and liabilities of the Borrower under the Credit Agreement as amended by this Amendment, (b) represents to the Agent and the Lenders that such Guaranty remains in full force and effect and shall continue to be its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate, and that the prior amendments to the Credit Agreement and all documents executed in connection therewith have not operated, to reduce or discharge its obligations under such Guaranty.

         Section 20. Ratification. Borrower acknowledges that each of the Loan Documents is in all respects ratified and confirmed, and all of the rights, powers and privileges created by this Amendment or under the Loan Documents are ratified, extended, carried forward and remain in full force and effect except as the Credit Agreement is amended by this Amendment. Except as expressly amended by this Amendment, the Credit Agreement is and shall be unchanged.

         Section 21. Liens and Security Interests. Borrower hereby extends and renews the Liens and security interests previously granted to the Agent and the Lenders and agrees that this

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Amendment shall in no manner affect or impair any Liens or security interests previously granted. Borrower hereby acknowledges that such Liens and security interests are valid and existing.

         Section 22. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

         Section 23. Joint and Several; Loan Documents. Any and all obligations of Borrower under the Loan Documents are joint and several, whether or not expressly so stated. This Amendment shall be included within the definition of "Loan Documents" as used in the Agreement. The "Agreement" as used in the Credit Agreement is a reference to the Credit Agreement as amended by this Amendment.

         Section 24. Enforceability. Borrower and Guarantor hereby represent and warrant that, as of the date of this Amendment, the Credit Agreement and all documents and instruments executed in connection therewith are in full force and effect and that there are no claims, counterclaims, offsets or defenses to any of such documents or instruments.

         Section 25. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

         THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Effective Date.

              BORROWER:                 CRAFTMADE INTERNATIONAL, INC.


                                        By: /s/ James R. Ridings
                                           -------------------------------------
                                        Name:  James R. Ridings
                                        Title:  Chief Executive Officer




THIRD AMENDMENT TO CREDIT AGREEMENT - Page 10

                                        DUROCRAFT INTERNATIONAL, INC.


                                        By: /s/ James R. Ridings
                                           -------------------------------------
                                        Name:  James R. Ridings
                                        Title:  Chief Executive Officer


                                        TRADE SOURCE INTERNATIONAL, INC.


                                        By: /s/ James R. Ridings
                                           -------------------------------------
                                        Name:  James R. Ridings
                                        Title:  Chief Executive Officer

              GUARANTOR:                C/D/R INCORPORATED


                                        By: /s/ Clifford Crimmings
                                           -------------------------------------
                                        Name:  Clifford Crimings
                                        Title:  President


              LENDERS: CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Agent and as Lender


                                        By: /s/ Jerry G. Petrey
                                           -------------------------------------
                                        Name:  Jerry G. Petrey
                                        Title:  Vice President


                                        FROST NATIONAL BANK


                                        By: /s/ Michael Smith
                                           -------------------------------------
                                        Name:  Michael Smith
                                        Title:  Senior Vice President




THIRD AMENDMENT TO CREDIT AGREEMENT - Page 11

                                PROMISSORY NOTE


$7,000,000.00                     Dallas, Texas                July 1, 1998

         FOR VALUE RECEIVED, the undersigned CRAFTMADE INTERNATIONAL, INC., a Delaware corporation, DUROCRAFT INTERNATIONAL, INC., a Texas corporation, and TRADE SOURCE INTERNATIONAL, INC., a Delaware corporation (jointly and severally, "Maker"), hereby promise to pay to the order of FROST NATIONAL BANK ("Payee"), at the offices of the Agent at 2200 Ross Avenue, P.O. Box 660197, Dallas, Dallas County, Texas 75266-0197, in lawful money of the United States of America, the principal sum of SEVEN MILLION DOLLARS AND 00/100ths ($7,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance as hereinafter described.

         This Note is one of the Notes provided for in that certain Credit Agreement dated as of May 30, 1996 among Maker, Chase Bank of Texas, National Association (formerly named Texas Commerce Bank National Association) as Agent, and the Lenders parties thereto (as the same may be amended or otherwise modified from time to time, including most recently pursuant to that certain Third Amendment to Credit Agreement of even date herewith, the "Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Agreement. Reference is hereby made to the Agreement for provisions affecting this Note, including, without limitation, provisions regarding Maker's rights to borrow, repay and reborrow hereunder, the limitation of interest charged hereunder, the Collateral securing this Note, Potential Defaults and Events of Default and Payee's rights arising as a result of the occurrence thereof.

         Subject to the terms of the Agreement, the outstanding principal balance hereunder shall bear interest prior to maturity at a varying rate per annum that shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate, each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, that if at any time the rate of interest specified in clause
(b) preceding shall exceed the Maximum Rate, thereby causing the interest rate thereon to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest thereon below the Maximum Rate until such time as the aggregate amount of interest accrued thereon equals the aggregate amount of interest which would have accrued thereon if the interest rate specified in clause (b) preceding shall at all times been in effect. All outstanding principal advanced under this Note shall be due and payable on the Termination Date. Accrued and unpaid interest on this Note shall be due and payable on the last Business Day of each month, commencing July 31, 1998, and on the Termination Date. All past due principal and interest shall bear interest at the Default Rate.

         Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, then Maker agrees to pay all costs, expenses and fees incurred by the holder, including reasonable attorneys' fees.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas County, Texas.

         Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         Maker hereby authorizes the holder hereof to record in its records all advances made to Maker hereunder and all payments made on account of the principal hereof, which records shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, that any failure by the holder hereof to make any such records shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.

         This Note is made and given in modification, increase and replacement of (but not in extinguishment of) that certain promissory note executed and delivered by Maker, payable to the order of Payee, dated as of May 30, 1996, and in the stated maximum principal amount of $6,000,000.

         THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                    CRAFTMADE INTERNATIONAL, INC.



                                    By:
                                        ----------------------------------------
                                               Name:  James R. Ridings
                                               Title:  Chief Executive Officer


PROMISSORY NOTE - Page 2

                                       DUROCRAFT INTERNATIONAL, INC.


                                       By:
                                          --------------------------------------
                                               Name:  James R. Ridings
                                               Title:  Chief Executive Officer


                                       TRADE SOURCE INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                               Name:  James R. Ridings
                                               Title:  Chief Executive Officer






PROMISSORY NOTE - Page 3

                                                                   Exhibit F
                        COVENANT COMPLIANCE CERTIFICATE

Chase Bank of Texas, National Association
Attention:  Jerry G. Petrey, Vice President
500 East Border Street
P.O. Box 250
Arlington, Texas 76004

Gentlemen:

         This Covenant Compliance Certificate covers the period from
          , 19   to            , 19   and is delivered pursuant to that certain
Credit Agreement (the "Credit Agreement") dated as of May 30, 1996, as amended, among Craftmade International, Inc., DuroCraft International, Inc., Trade Source International, Inc., Chase Bank of Texas, National Association, as Agent, and the Lenders parties thereto. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Credit Agreement.

         The undersigned, an authorized officer of Borrower, does hereby certify to the Agent and the Lenders that:

         1. No Default. To the best of the undersigned's knowledge, no Event of Default and no Potential Default has occurred and is continuing (or if an Event of Default or Potential Default has occurred and is continuing, Exhibit "A" attached hereto outlines the nature thereof and the action which is proposed to be taken by Borrower with respect thereto).

         2.      Consolidated Debt to Consolidated Tangible Net Worth Ratio
                 (a)      Consolidated Debt                        $
                                                                    ------------------------
                 (b)      Consolidated Tangible Net Worth          $
                                                                    ------------------------
                 (c)      Ratio [(a) divided by (b)]
                          (must not be greater than 2.25)          $
                                                                    ------------------------

         3.      Capital Expenditures
                          (the beginning of current fiscal year through date hereof)
                          (must not exceed $600,000 in any fiscal year,
                          excluding Mortgage Debt)                           $
                                                                              ------------------------

         4.      Funded Debt to EBITDA Ratio (calculated with respect to the twelve most recently completed calendar months)
                 (a)      Funded Debt                                        $
                                                                              ------------------------
                 (b)      EBITDA
                          Net income
                          (after interest & tax expenses)                    $
                                                                              ------------------------

                          Plus: Interest Expense                             $
                                                                              ------------------------
                          Plus:  Tax Expense                                 $
                                                                              ------------------------
                          Plus:  Depreciation                                $
                                                                              ------------------------
                          Plus:  Amortization                                $
                                                                              ------------------------

                          Equals: EBITDA                                     $
                                                                              ------------------------
                          [(a) divided by (b)] (must not be greater
                             than 2.50)
                                                                              ------------------------

         5.      EBITDA of Trade Source (calculated as provided in Section 9.4 of the Credit Agreement)
                          EBITDA of Trade Source                             $
                                                                              ------------------------
                          (must be greater than or equal to
                          $300,000 for each fiscal quarter
                          ending June 30th or September 30th,
                          and $200,000 for each fiscal quarter ending
                          December 31st or March 31st)

         Attached hereto are Schedules setting forth the calculations supporting the computations set forth in Items 2, 3, 4 and 5 of this Covenant Compliance Certificate. All information contained herein and on the attached Schedules is true and correct.

         IN WITNESS WHEREOF, the undersigned has executed this certificate
effective this        day of           , 199  .

                                               CRAFTMADE INTERNATIONAL, INC.


                                               By:
                                                  ---------------------------
                                                  Name: Ken Cancienne
                                                  Title: Chief Financial Officer





COVENANT COMPLIANCE CERTIFICATE - Page 2

                                               DUROCRAFT INTERNATIONAL, INC.


                                               By:
                                                  ------------------------------
                                                  Name: Ken Cancienne
                                                  Title: Chief Financial Officer





COVENANT COMPLIANCE CERTIFICATE - Page 3

                                             TRADE SOURCE INTERNATIONAL, INC.


                                             By:
                                                -----------------------------
                                                Name: Ken Cancienne
                                                Title: Chief Financial Officer





COVENANT COMPLIANCE CERTIFICATE - Page 4

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "Agreement") dated as of July 1, 1998, is between CRAFTMADE INTERNATIONAL, INC., a Delaware corporation ("Pledgor"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders or other financial institutions or entities party, as Lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

         Pledgor, Durocraft International, Inc., a Delaware corporation and Trade Source International, Inc., a Delaware corporation (collectively, the "Companies"), the Guarantor and Lenders named therein, and Agent are parties to a Credit Agreement dated as of May 30, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Companies in an aggregate principal or face amount not exceeding $14,000,000.

         To induce said Lenders to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

         1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                 "Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

                 "Collateral" shall mean all property specifically described on Annex 1 attached hereto and made a part hereof. The term Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all products and proceeds of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Pledgor to Agent of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

                 "Issuer" shall mean the respective entity identified on Annex 1 hereto under the caption "Issuer."

                 "Secured Obligations" shall mean the principal of and interest on the loans made by the Lenders to, and the Notes of, the Companies, all other amounts from time to time owing to the Lenders or Agent by the Companies and any Obligated Party under the Loan Documents, all other Obligations, and all other obligations of the Companies under the Loan Documents.

         All words and phrases used herein which are expressly defined in
Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

         2. Security Interest. As security for the Secured Obligations and for value received, Pledgor hereby pledges and grants to Agent a continuing security interest in the Collateral.

         3. Additional Property. Collateral shall also include the following property (collectively, the "Additional Property") which any Pledgor becomes entitled to receive or shall receive in connection with any other
Collateral: (a) any interest or stock certificate, including without limitation, any certificate representing a stock dividend or distribution or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares or interests, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral;
(c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock, interests or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of a Event of Default (as hereinafter defined), Pledgor shall be entitled to all cash dividends, distributions and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by any Pledgor contrary to the preceding sentence shall be received in trust for the benefit of Agent. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Agent may request, shall immediately be delivered to or deposited with Agent and held by Agent as Collateral under the terms of this Agreement. If the Additional Property received by Pledgor shall be interests, shares of stock or other securities, such interests, shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Agent, signatures guaranteed by a member or member organization in good standing of an authorized Securities Transfer Agents Medallion Program, all in form and substance satisfactory to Agent. Agent shall be deemed to have possession of any Collateral in transit to Agent or its agent.

         4. Voting Rights. As long as no Event of Default shall have occurred hereunder, any voting rights incident to any interest, stock or other securities pledged as Collateral may be exercised by Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Agent, if the direct or indirect effect of such vote will result in an Event of Default hereunder or adversely affect Agent's security interest hereunder in any material manner.

         5. Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Agent's possession from time to time, Agent does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Agent shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Pledgor makes written demand to Agent to do so, (ii) such written demand is





STOCK PLEDGE AGREEMENT - Page 2
received by Agent in sufficient time to permit Agent to take the action demanded in the ordinary course of its business, and (iii) Pledgor provides additional collateral, acceptable to Agent in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Agent being liable to account to Pledgor only for what Agent may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Pledgor makes written demand upon Agent to sell the Collateral, and (ii) Pledgor provides additional collateral, acceptable to Agent in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Pledgor.

         6. Representations and Warranties. Pledgor hereby represents and warrants the following to Agent:

                 (a) Enforceability. This Agreement constitutes legal, valid and binding obligations of Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                 (b) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Pledgor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Agent.

                 (c) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Agent herein nor the exercise by Agent of its rights or remedies hereunder, will (i) conflict with any provision of
         (A) any domestic or foreign law, statute, rule or regulation, (B) any articles or certificate of incorporation, charter or bylaws applicable to or binding upon any Pledgor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Pledgor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of any Pledgor except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Agent of its rights and remedies hereunder.

                 (d) Security Interest. Pledgor has and will have at all times full right, power and authority to pledge or grant a security interest in the Collateral to Agent in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Agent in the Collateral.





STOCK PLEDGE AGREEMENT - Page 3

                 (e) Location. Pledgor's principal places of business and the offices where the records concerning the Collateral are kept are located at the address set forth on the signature page hereof opposite Pledgor's name.

                 (f) Solvency of Pledgor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Agreement, (i) Pledgor is and will be solvent, (ii) the fair saleable value of Pledgor's assets exceeds and will continue to exceed Pledgor's liabilities (both fixed and contingent), and (iii) Pledgor is paying and will continue to be able to pay its debts as they mature.

                 (g) Securities. Any certificates evidencing securities pledged as Collateral are valid and genuine and have not been altered. All securities pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the rights of any party or of any agreement by which any Pledgor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except as have been disclosed to Agent in writing. No issuer of such securities has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Agent in writing.

         7. Affirmative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Agent shall otherwise consent in writing.

                 (a) Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Agent. Pledgor will defend at its expense Agent's right, title and security interest in and to the Collateral against the claims of any third party.

                 (b) Inspection of Books and Records. Pledgor will keep adequate records concerning the Collateral and will permit Agent and all representatives and agents appointed by Agent upon reasonable prior written notice to inspect Pledgor's books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

                 (c) Adverse Claim. Pledgor covenants and agrees to promptly notify Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Pledgor's expense, defend Agent's security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees to





STOCK PLEDGE AGREEMENT - Page 4
         promptly deliver to Agent a copy of all written notices received by Pledgor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

                 (d) Delivery of Instruments and/or Certificates. Contemporaneously herewith, Pledgor covenants and agrees to deliver to Agent any certificates, documents or instruments representing or evidencing the Collateral, with Pledgor's endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Agent, signatures guaranteed by a member or member organization in good standing of an authorized Securities Transfer Agents Medallion Program, all in form and substance satisfactory to Agent.

                 (e) Further Assurances. Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Agent may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities pledged as Collateral of the pledge of such securities, in form and substance reasonably satisfactory to Agent; (C) cooperating with Agent in registering the pledge of any securities pledged as Collateral with the issuer of such securities; (D) delivering notice of Agent's security interest in any securities pledged as Collateral to any securities or financial intermediary, clearing corporation or other party required by Agent, in form and substance reasonably satisfactory to Agent; and (E) obtaining written confirmation of the pledge of any securities constituting Collateral from any securities or financial intermediary, clearing corporation or other party required by Agent, in form and substance reasonably satisfactory to Agent. If all or any part of the Collateral is securities issued by an agency or department of the United States, Pledgor covenants and agrees, at Agent's request, to cooperate in registering such securities in Agent's name or with Agent's account maintained with a Federal Reserve Bank. When applicable law provides more than one method of perfection of Agent's security interest in the Collateral, Agent may choose the method(s) to be used.

         8. Negative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Agent shall otherwise consent in writing.

                 (a) Transfer or Encumbrance. Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor's rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Agent, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Agent.





STOCK PLEDGE AGREEMENT - Page 5

                 (b) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Agent's security interest in any Collateral.

                 (c) Restrictions on Securities. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except as consented to in writing by Agent.

                 (d) Dilution of Ownership. As to any securities pledged as Collateral (other than securities of a class which are publicly traded), Pledgor will not consent to or approve of the issuance of (i) any additional shares of any class of securities of such issuer (unless immediately upon issuance additional securities are pledged and delivered to Agent pursuant to the terms hereof to the extent necessary to give Agent a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Agent had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

         9. Rights of Agent. Agent shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

                 (a) Power of Attorney. Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, after and during the continuation of an Event of Default to take any action and to execute any instrument which Agent may from time to time in Agent's discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action:
         (i) transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Agent or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Secured Obligations; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Agent may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Agent shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Agent may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Agent with respect to the Collateral.





STOCK PLEDGE AGREEMENT - Page 6

                 (b) Performance by Agent. If Pledgor fails to perform any agreement or obligation provided herein, Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be a part of the Secured Obligations, secured by the Collateral and payable by Pledgor on demand.

Notwithstanding any other provision herein to the contrary, Agent does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

         10. Events of Default. Each of the following constitutes an "Event of Default" under this Agreement:

                 (a) Non-Performance of Covenants. The failure of Pledgor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents; or

                 (b) Default Under other Loan Documents. The occurrence of an event of default under any of the other Loan Documents (including, without limitation, a Potential Event of Default under the Credit Agreement); or

                 (c) False Representation. Any representation contained herein or in any of the other Loan Documents made by the Companies or any other Obligated Party is false or misleading in any material respect; or

                 (d) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Pledgor; or

                 (e) Abandonment. Pledgor abandons the Collateral or any portion thereof; or

                 (f) Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Pledgor, including without limitation, the Collateral (without hereby implying the consent of Agent to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

                 (g) Legal Incapacity. The death or legal incapacity of Pledgor.

         11. Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Agent, Agent may exercise one or more of the rights and remedies provided in this Section.

                 (a) Remedies. Agent may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:





STOCK PLEDGE AGREEMENT - Page 7

                          (i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

                          (ii) foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

                          (iii) sell or otherwise dispose of, at its office, on the premises of any Pledgor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Agent's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Secured Obligations have been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

                          (iv) buy the Collateral, or any portion thereof, at any public sale;

                          (v) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

                          (vi) apply for the appointment of a receiver for the Collateral, and Pledgor hereby consents to any such appointment; and

                          (vii) at its option, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Agent is entitled to do so under the Code or otherwise.

         Pledgor agrees that if Pledgor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor's address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that the redemption by Agent of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.504(c) of the Code.

                 (b) Private Sale of Securities. Pledgor recognizes that Agent may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Agent may, therefore,





STOCK PLEDGE AGREEMENT - Page 8
         determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Agent may, in such event, bid for the purchase of such securities.

                 (c) Application of Proceeds. If any Event of Default shall have occurred, Agent may at its discretion apply or use any cash held by Agent as Collateral, and any cash proceeds received by Agent in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Agent may elect:

                          (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Agent in connection with (A) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (B) the exercise or enforcement of any of the rights and remedies of Agent hereunder;

                          (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

                          (iii)   to the satisfaction of the Secured
                 Obligations;

                          (iv)    by holding such cash and proceeds as
                 Collateral;

                          (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

                          (vi) by delivery to Pledgor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

                 (d) Deficiency. If the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Agent are insufficient to pay all amounts to which Agent is legally entitled, then Pledgor shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.





STOCK PLEDGE AGREEMENT - Page 9

                 (e) Non-Judicial Remedies. In granting to Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Agent to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Agent or Pledgor from resorting to judicial process at either party's option.

                 (f) Other Recourse. Pledgor waives any right to require Agent to proceed against any third party, exhaust any Collateral or other security for the Secured Obligations, or to have any third party joined with Pledgor in any suit arising out of the Secured Obligations or any of the Loan Documents, or pursue any other remedy available to Agent. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Secured Obligations. Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Secured Obligations shall have been paid in full, Pledgor shall have no right of subrogation and Pledgor waives the right to enforce any remedy which Agent has or may hereafter have against any third party prior to such payment, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Agent prior to such payment. Pledgor authorize Agent, and without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Secured Obligations, to (i) take or hold any other property of any type from any third party as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Agent may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Secured Obligations or other security for the Secured Obligations, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

                 (g) Voting Rights. Upon the occurrence and during the continuance of an Event of Default, Pledgor will not exercise any voting rights with respect to securities pledged as Collateral. Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Pledgor's securities pledged as Collateral upon the occurrence of and during the continuance of an Event of Default.

                 (h) Dividend Rights and Interest Payments. Upon the occurrence of an Event of Default:

                 (i) all rights of Pledgor to receive and retain the distributions, dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Agent which shall thereafter have the sole right to receive, hold and apply as Collateral such distributions, dividends and interest payments; and





STOCK PLEDGE AGREEMENT - Page 10

                     (ii) all distributions, dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Agent, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Agent in the exact form received (properly endorsed or assigned if requested by Agent), to be held by Agent as Collateral.

         12. Indemnity. Pledgor hereby indemnifies and agrees to hold harmless Agent, Lenders and their officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with this Agreement or the Collateral (including without limitation, the enforcement of this Agreement and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Pledgor or any third party ever allege such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

         13.     Miscellaneous.

                 (a) Entire Agreement. This Agreement contains the entire agreement of Agent and Pledgor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Agent shall continue in full force and effect to secure the Secured Obligations unless Agent specifically releases its rights thereunder by separate release.

                 (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                 (c) Actions by Agent. The lien, security interest and other security rights of Agent hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent may grant with respect





STOCK PLEDGE AGREEMENT - Page 11
         to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Secured Obligations. The taking of additional security by Agent shall not release or impair the lien, security interest or other security rights of Agent hereunder or affect the obligations of Pledgor hereunder.

                 (d) Waiver by Agent. Agent may waive any Event of Default without waiving any other prior or subsequent Event of Default. Agent may remedy any default without waiving the Event of Default remedied. Neither the failure by Agent to exercise, nor the delay by Agent in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Agent of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

                 (e) Costs and Expenses. Pledgor will upon demand pay to Agent the amount of any and all costs and expenses (including without limitation, attorneys' fees and expenses), which Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (ii) the exercise or enforcement of any of the rights of Agent under this Agreement, or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

                 (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                 (g) Venue. This Agreement has been entered into in the county in Texas where Agent's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

                 (h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.





STOCK PLEDGE AGREEMENT - Page 12

                 (i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Agent to extend or continue to extend credit to the Companies.

                 (j) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

                 (k) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and the heirs, executors, administrators, personal representatives, successors and assigns of Pledgor, and (iii) shall inure to the benefit of Agent and its successors and assigns. Without limiting the generality of the foregoing, Agent may pledge, assign or otherwise transfer the Secured Obligations and its rights under this Agreement and any of the other Loan Documents to any other party. Pledgor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Agent.

                 (l) Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Secured Obligations, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations. Upon (i) the satisfaction in full of the Secured Obligations, (ii) the termination or expiration of any commitment of Agent to extend credit to the Companies, (iii) written request for the termination hereof delivered by Pledgor to Agent, and (iv) written release delivered by Agent to Pledgor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Pledgor's written request, Agent will, at Pledgor's sole cost and expense, return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

                 (m) Cumulative Rights. All rights and remedies of Agent hereunder are cumulative of each other and of every other right or remedy which Agent may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.





STOCK PLEDGE AGREEMENT - Page 13

                 (n) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

                 (o) Descriptive Headings; Loan Document. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof. This Agreement is a Loan Document.

                 (p) Final Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



            [The balance of this page is intentionally left blank.]





STOCK PLEDGE AGREEMENT - Page 14

         EXECUTED as of the date first written above.

                                    PLEDGOR:

                                    CRAFTMADE INTERNATIONAL, INC.


                                     By:
                                         -------------------------------------
                                           Name:      James R. Ridings
                                           Title:     Chief Executive Officer

                                     Address for Notices:

                                     650 S. Royal Lane, Suite 100
                                     Coppell, Texas 75019

                                     Fax No: (214) 304-3754
                                     Telephone No.: (214) 393-3800

                                     Attention:       Kenneth M. Cancienne
                                                      Chief Financial Officer


                                     SECURED PARTY:

                                     CHASE BANK OF TEXAS, NATIONAL
                                     ASSOCIATION as Agent


                                     By:
                                        -------------------------------------
                                           Name:      Jerry G. Petrey
                                           Title:     Vice President

                                     Address for Notices:

                                     500 East Border Street
                                     P.O. Box 250
                                     Arlington, Texas 76004

                                     Fax No.: (817) 856-3183
                                     Telephone No.: (817) 856-3125
                                     Attention:       Jerry G. Petrey
                                                      Vice President





STOCK PLEDGE AGREEMENT - Page 15

                                                                         ANNEX 1



The following property is a part of the Collateral as defined in Subsection
1(c):




         Issuer                   Description               Cert. No.        No. of Shares    Percent
         ------                   -----------               ---------        -------------    -------


Durocraft International,           Common Stock                001                100           100
  Inc.

C/D/R Incorporated                 Common Stock                                                 100

Trade Source International,
   Inc.                            Common Stock                001                              100





STOCK PLEDGE AGREEMENT - Page 16

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated as of July 1, 1998, is by and between TRADE SOURCE INTERNATIONAL, INC., a Delaware corporation (the "Debtor"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly named TEXAS COMMERCE BANK NATIONAL ASSOCIATION), a national banking association, as Agent for the Lenders (as defined below) (in such capacity, the "Secured Party").

                                   RECITALS:

         A. Concurrently herewith, Craftmade International, Inc., Durocraft International, Inc., and Debtor jointly and severally as Borrower, Chase Bank of Texas, National Association as Agent for Lenders and Chase Bank of Texas, National Association and Frost National Bank (formerly known as Overton Bank and Trust) as Lenders have entered into a Third Amendment to Credit Agreement, increasing a existing revolving line of credit from a maximum principal amount of $12,000,000.00 (established pursuant to that certain Credit Agreement dated as of May 30, 1998 among Craftmade International, Inc. and Durocraft International, Inc., the Agent and the Lenders) to a maximum principal amount of $14,000,000.00.

         B. Secured Party and the Lenders have required Debtor to execute and deliver this Agreement as a condition to their execution of the Third Amendment to Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. Capitalized terms used in this Agreement, to the extent not otherwise defined herein, shall have the same meanings as set forth in the Credit Agreement. Terms used herein which are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein or in the Credit Agreement, shall have the meanings set forth in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE 2

                               Security Interest

         Section 2.1 Security Interest. Subject to the terms of this Agreement and to secure the Obligations and all present and future obligations of Debtor under this Agreement (collectively the "Secured Obligations"), Debtor hereby grants to Secured Party, for the ratable benefit of the Lenders, a security interest in any and all of Debtor's right, title and interest in and to all accounts, equipment, inventory, chattel paper, documents, instruments, general intangibles and all other personal property, tangible or intangible, of any kind or character, of Debtor, whether now owned or hereafter acquired and wherever arising or located, and all accessions and attachments thereto and all products and proceeds thereof, including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade name applications and other intellectual property rights (all of the foregoing property hereinafter sometimes referred to as the "Collateral").

                                   ARTICLE 3

                         Representations and Warranties

         To induce Secured Party and the Lenders to enter into this Agreement and the Third Amendment to Credit Agreement, Debtor represents and warrants to Secured Party and the Lenders that:

         Section 3.1 Title. Except for the security interests granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

         Section 3.2 Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Party and the Lenders as to each and all of its accounts that (a) each account is genuine and in all respects what it purports to be, (b) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, (c) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) no account is subject to any offset, counterclaim, or other defense.

         Section 3.3 Delivery of Collateral. Except as otherwise contemplated by Section 4.13, all of Debtor's existing instruments, documents and chattel paper pledged pursuant hereto have been delivered to Secured Party.

         Section 3.4 Organization and Authority. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations. Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Debtor have been authorized by all necessary corporate action on the part of Debtor and do not and will not violate any law, rule or regulation or the articles of incorporation or bylaws of Debtor and do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any indenture, mortgage, deed of trust, security agreement, or other instrument or agreement pursuant to which Debtor or any of its property is bound.

         Section 3.5 Principal Place of Business; Corporate Name. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the "Address for Notices" set forth below Debtor's name on the signature pages hereof.





SECURITY AGREEMENT - Page 2

The exact corporate name of Debtor as it appears in its certificate of incorporation is set forth in the introduction to this Agreement and Debtor has not done business in any location under any other name.

         Section 3.6 Validity of Security Interest. The security interests granted by Debtor constitute valid, legal and perfected first priority security interests (except for security interests permitted under the Credit Agreement) in all the Collateral which secure the payment and performance of the Secured Obligations.

         Section 3.7 Benefit to Debtor. The operations of Debtor and Borrower are interrelated and interdependent and, therefore, loans and extensions of credit to Borrower produce direct financial benefits to Debtor. The value of the consideration received and to be received by Debtor as a result of Borrower, Secured Party and the Lenders entering into the Credit Agreement (including the Third Amendment to Credit Agreement amending the same) and Debtor's executing and delivering this Agreement is reasonably worth at least as much as the liability and obligations of Debtor hereunder and under the other Loan Documents to which it is a party, is necessary and convenient to the conduct, promotion and attainment of the business of Debtor, and such liability and obligations have benefited and may reasonably be expected to benefit Debtor directly and indirectly.

         Section 3.8 No Reliance. Debtor has, independently and without reliance upon Secured Party, and based upon such information as it has deemed appropriate, made its own business analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party.

         Section 3.9 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Debtor enforceable against Debtor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 3.10 Location of Collateral. All inventory and equipment of Debtor is located at the places specified for Debtor on Schedule 1 to the Credit Agreement. Debtor has exclusive possession and control of its inventory and equipment.

                                   ARTICLE 4

                                   Covenants

         Debtor covenants and agrees with Secured Party and the Lenders that until the Obligations are paid and performed in full and as long as any Lender has any Commitment under the Credit Agreement, Debtor shall observe and perform the following covenants, unless Secured Party shall otherwise consent in writing:

         Section 4.1 Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the





SECURITY AGREEMENT - Page 3

Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 4.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the security interest of Secured Party hereunder, and shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

         Section 4.3 Modification of Collateral. Except as contemplated by Section 4.14, Debtor shall not impair the rights of Secured Party in the Collateral and without the prior written consent of Secured Party, Debtor shall not grant any extension of time, for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 4.4 Disposition of Collateral. Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, except that Debtor may sell inventory and equipment in the ordinary course of business.

         Section 4.5 Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

         Section 4.6 Insurance. Debtor, at its own expense, shall maintain, with financially sound and reputable companies, insurance policies
(a) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (b) insuring Debtor and Secured Party against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, with losses payable to Debtor and Secured Party as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless Secured Party has received thirty (30) days prior written notice thereof. Debtor shall deliver to Secured Party copies of all insurance policies covering the Collateral or any part thereof.

         Section 4.7 Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory,





SECURITY AGREEMENT - Page 4
such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as adopted by the State of Texas).

         Section 4.8 Inspection Rights. Debtor shall permit Secured Party and its representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as Secured Party may desire.

         Section 4.9 Notification. Debtor shall promptly notify Secured Party of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (b) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (c) the occurrence or existence of any Event of Default or Potential Default.

         Section 4.10 Corporate Changes. Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading.
Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 4.11 Compliance with Agreements and Loans. Debtor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business. Debtor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

         Section 4.12 Location of Collateral. Debtor shall not move any of its equipment or inventory from the locations specified for Debtor on Schedule 1 of the Credit Agreement, unless Debtor shall have obtained Secured Party's prior written consent. Notwithstanding the foregoing, in the ordinary course of business Debtor may move inventory from any location identified for Debtor on Schedule 1 to the Credit Agreement to any other location identified for Debtor on Schedule 1 to the Credit Agreement. Debtor shall not establish any place of business in any location other than the locations listed for Debtor on
Schedule 1 to the Credit Agreement. Debtor shall not permit any Persons other than Secured Party to have possession of Collateral unless Debtor shall have obtained Secured Party's prior written consent.

         Section 4.13 Delivery of Collateral. Upon receipt, Debtor shall deliver to Secured Party, properly endorsed to Secured Party, if applicable, all of its instruments, documents, and chattel paper pledged pursuant hereto; provided that so long as no Event of Default or Potential Default exists, Debtor may retain for collection in the ordinary course of business any instrument received by it in the ordinary course of business and any documents received and further negotiated in the ordinary course of business. After the occurrence and during the continuance of an Event of Default or Potential Default and if Secured Party so requests, Debtor shall deliver to Secured Party the instruments retained for collection in the ordinary course of its business and the documents retained in the ordinary course of its business. Subject to the limitations imposed by the Credit Agreement





SECURITY AGREEMENT - Page 5
on the disposition of assets, Debtor shall promptly inform Secured Party of any material additions to or material deletions from the Collateral pledged by Debtor outside the ordinary course of business and shall not permit any items of property pledged pursuant hereto to become a fixture to real property or an accession to other personal property (except such personal property covered hereby or personal property otherwise subject to a perfected security interest in favor of Secured Party).

         Section 4.14 Collection of Accounts. Debtor shall collect from its account debtors, as and when due, any and all amounts owing under or on account of each account (including without limitation accounts which are delinquent, such accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such account, except that, unless an Event of Default or a Potential Default has occurred and is continuing, Debtor may allow in the ordinary course of business as adjustments to amounts owing under its accounts (a) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which Debtor finds appropriate in accordance with sound business judgment, and (b) a refund or a credit due as a result of a return of or damage to merchandise, or in accordance with Debtor's ordinary course of business consistent with its historical collection practices.

                                   ARTICLE 5

                            Rights of Secured Party

         Section 5.1 Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor:

         a. to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

         b. to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

         c. to send requests for verification to account debtors and other obligors;

         d. (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and





SECURITY AGREEMENT - Page 6
all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations; (x) to insure, and to make, settle, compromise, or adjust claims under any insurance policy covering, any of the Collateral; and (xi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

         Section 5.2 Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the Default Rate, shall be payable by Debtor to Secured Party on demand and shall constitute Secured Obligations. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 5.3 Assignment by Secured Party. Subject to the provisions of Section 12.6 of the Credit Agreement, Secured Party and the Lenders may from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be





SECURITY AGREEMENT - Page 7
entitled to all of the rights and remedies of Secured Party and the Lenders under this Agreement in relation thereto.

                                   ARTICLE 6

                                    Default

         Section 6.1 Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies and may do any one or more of the following:

         a. in addition to all other rights and remedies granted to Secured Party in this Agreement and under the Loan Documents, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party.
Debtor agrees that Secured Party shall not be obligated to give more than ten
(10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Secured Obligations and the enforcement of Secured Party's rights under this Agreement. Secured Party may apply the Collateral against the Secured Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Secured Obligations in full. Debtor waives all rights of marshaling in respect of the Collateral.

         b. Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

         c. Secured Party may exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral.

                                   ARTICLE 7

                                 Miscellaneous

         Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of Secured Party or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or





SECURITY AGREEMENT - Page 8
further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party and the Lenders and their respective successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party. Any assignment in violation of this Section 7.2 shall be void.

         Section 7.3 Entire Agreement; Amendment. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

         Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 7.5 Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Debtor under or in connection with this Agreement or any other instrument or agreement securing, evidencing, or relating to the Secured Obligations or any part thereof may be brought in any state or federal court in Dallas County, Texas. Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 7.4 of this Agreement. Noting in this Agreement or any other instrument or agreement securing, evidencing, or relating to the Secured Obligations or any part thereof shall affect the right of Secured Party or any Lender to serve process in any other manner permitted by law or shall Limit the right of Secured Party or any Lender to bring any action or proceeding against Debtor or with respect to any of the Collateral in any state or federal court in any other jurisdiction.





SECURITY AGREEMENT - Page 9

Any action or proceeding by Debtor against Secured Party or any Lender shall be brought only in a court located in Dallas County, Texas.

         Section 7.6 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party or any Lender shall affect the representations and warranties or the right of Secured Party and the Lenders to rely upon them.

         Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.9 Waiver of Bond. If Secured Party seeks to take possession of any or all of the Collateral by judicial process, then Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 7.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaking provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.11 Construction. Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

         Section 7.12 Obligations Absolute. Until the Obligations are paid in full and the obligation of Secured Party and the Lenders under the Credit Agreement have been terminated, the obligations of Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of any Loan Documents (other than this Agreement), the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, any other Loan Documents, or the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 7.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR





SECURITY AGREEMENT - Page 10

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SECURED PARTY AND THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.



                                       DEBTOR:

                                       TRADE SOURCE INTERNATIONAL, INC.


                                       By:
                                            -------------------------------
                                                Name:  James R. Ridings
                                                Title: Chief Executive Officer

                                       Address for Notices:

                                       650 S. Royal Lane, Suite 100
                                       Coppell, Texas 75019

                                       Fax No: (214) 304-3754
                                       Telephone No.: (214) 393-3800

                                       Attention:       Kenneth M. Cancienne
                                                        Chief Financial Officer


                                       SECURED PARTY:

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION as Agent


                                       By:
                                            ------------------------------------
                                                 Name:  Jerry G. Petrey
                                                 Title: Vice President

                                       Address for Notices:

                                       500 East Border Street
                                       P.O. Box 250
                                       Arlington, Texas 76004

                                       Fax No.: (817) 856-3183
                                       Telephone No.: (817) 856-3125
                                       Attention:       Jerry G. Petrey
                                                        Vice President






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